Exhibit 24

                                POWER OF ATTORNEY



The undersigned hereby authorizes William F. Holt, the Chief Financial Officer of Eon Labs, Inc., a Delaware Corporation (the "Company") as his or her agent and attorney in fact to:

1. Exercise and sell vested stock options, on behalf of the undersigned in a block sale, in the undersigned's capacity as an officer and/or director of the Company, in accordance with section 16(a) of the Securities Exchange Act of 1934 and rule 144 of the Securities Act of 1933 and rules thereunder;

2. Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, forms 3, 4 or 5 in accordance with section 16(a) of the Securities Exchange Act of 1934 and rules thereunder;

3. Execute for and on behalf of the undersigned's capacity as an officer and director of the Company, form 144 in accordance with rule 144(a) of the Securities Act of 1933 and rules thereunder;

4. Do and perform any and all acts for and on behalf of the undersigned which may be necessary to complete and execute such forms 144, 3, 4 or 5 and timely file such forms with the United. States Securities and Exchange Commission, stock exchange and/or similar authority; and

5. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and



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transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the forgoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of September, 2004.

                                    /s/ Shashank Upadhye
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                                    Signature

                                    Shashank Upadhye
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                                    Print Name



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